                                                                      Exhibit 11

                               THE MAY DEPARTMENT STORES COMPANY
                             COMPUTATION OF NET EARNINGS PER SHARE


                                                                    13 Weeks Ended
(millions, except per share)                                   May 3,            May 4,
                                                                1997              1996

Net earnings from continuing operations                     $         98      $        98
ESOP Preferred Dividends, net of tax
  benefit on unallocated shares                                       (5)              (5)
Preferred Dividend requirements                                        -                -

Net earnings available for
  common shareowners:
     Continuing operations                                            93               93
     Discontinued operation                                            -               11
     Extraordinary loss                                               (4)               -
Total net earnings available for
  common shareowners                                        $         89      $       104

Average common shares outstanding                                  235.5            249.4

Net earnings per share:
     Continuing operations                                  $       0.39      $      0.37
     Discontinued operation                                            -             0.05
     Extraordinary loss                                             (.01)               -
Total net earnings per share                                $       0.38      $      0.42

Primary Computation:

Net earnings available from
  continuing operations                                     $         93      $        93
Deferred comp. dividend adjustment                                     -                -

Adjusted net earnings available:
     Continuing operations                                            93               93
     Discontinued operation                                            -               11
     Extraordinary loss                                               (4)               -
Total adjusted net earnings available                       $         89      $       104

Average common shares outstanding                                  235.5            249.4
Common share equivalents (CSE's)                                     1.3              1.4

Average common stock and CSE's                                     236.8            250.8

Primary earnings per share:
     Continuing operations                                  $       0.39      $      0.37
     Discontinued operation                                            -             0.05
     Extraordinary loss                                             (.01)               -
Total Primary Earnings per share                            $       0.38      $      0.42



                                                                      Exhibit 11

                               THE MAY DEPARTMENT STORES COMPANY
                             COMPUTATION OF NET EARNINGS PER SHARE


                                                                    13 Weeks Ended
(millions, except per share)                                   May 3,            May 4,
                                                                1997              1996

Fully Diluted Computation:

Adjusted net earnings available
  from continuing operations-PRIMARY                        $         93      $        93
Earnings impact of assumed conversion of
  ESOP Preference Shares, net of tax
  benefit on unallocated common shares                                 4                3

Adjusted net earnings available-FULLY DILUTED:
     Continuing operations                                            97               96
     Discontinued operation                                            -               11
     Extraordinary loss                                               (4)               -
Total adjusted net earnings
  available-FULLY DILUTED:                                  $         93      $       107

Average common shares and CSE's                                    236.8            250.8
Additional CSE's attributable to treasury
  stock method                                                       0.1              0.4
ESOP Preference Shares                                              15.4             14.6

Average Common Shares Outstanding on
  fully diluted basis                                              252.3            265.8

Fully Diluted earnings per share:
     Continuing operations                                  $       0.38      $      0.36
     Discontinued operation                                            -             0.05
     Extraordinary loss                                             (.01)               -
Total Fully Diluted Earnings per share                      $       0.37      $      0.41
